SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HC2 Holdings, Inc.
(Name of registrant as specified in its charter)

PERCY ROCKDALE LLC
RIO ROYAL LLC
MG CAPITAL MANAGEMENT LTD.
GEORGE BROKAW
KENNETH COURTIS
MICHAEL GORZYNSKI
ROBIN GREENWOOD
LIESL HICKEY
JAY NEWMAN

 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[  ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

MG Capital Management Ltd., together with the other participants named herein (collectively, “MG Capital”), has filed with the Securities and Exchange Commission a preliminary consent statement and an accompanying consent card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of HC2 Holdings, Inc., a Delaware corporation (the “Issuer”).

On March 13, 2020, MG Capital and its affiliates issued the following press release:

MG Capital Launches Consent Solicitation to Overhaul the Board of Directors of HC2 Holdings

Asserts its Six Highly-Qualified, Independent Director Candidates Possess the Expertise, Experience, and Vision Needed to Reverse the Perpetual Value Destruction at HC2
Believes There is an Urgent Need to Remove Philip Falcone and the Incumbent Board Given HC2’s Poor Governance, Numerous Conflicts of Interest, Unjustifiable Waste, and Ineffective Strategy
Files Preliminary Consent Statement and Plans to Share Its Comprehensive Plan and Long-Term Vision with Stockholders in the Coming Weeks
Sees Tremendous Opportunity to Restore Stockholder Confidence, Narrow HC2’s Unacceptable Discount to Net Asset Value, and Optimize the Company’s Portfolio
NEW YORK--(BUSINESS WIRE)--MG Capital Management, Ltd. (together with Percy Rockdale LLC, the nominating stockholder, and its affiliates, “MG Capital” or “we”), which collectively with the other participants in its solicitation beneficially owns more than 5% of the outstanding shares of HC2 Holdings, Inc. (NYSE: HCHC) (“HC2” or the “Company”), today announced that it filed a preliminary consent statement with the Securities and Exchange Commission (“SEC”) and delivered a written consent to the Company. MG Capital is seeking to reconstitute HC2’s Board of Directors (the “Board”) through the removal of the Company’s current directors and the election of its world-class slate of six highly-qualified, fully-independent candidates.

We believe it is clear that Philip Falcone’s tenure as Chairman and Chief Executive Officer of HC2 has been a prolonged disaster for stockholders. As we documented in our February 18 letter, Mr. Falcone’s hand-picked Board has fostered poor governance, permitted rampant conflicts of interest, overlooked numerous regulatory issues, and failed to develop and execute a viable strategy.1 It is clear to us that this pattern of missteps and self-dealing has led to long-term underperformance and significant value destruction.

Although we have provided ample evidence and cited a considerable amount of public information whenever articulating our concerns, Mr. Falcone—apparently speaking on behalf of the Board—has decided to accuse us of not understanding the Company and its holdings. The reality is that MG Capital and its slate of nominees have drawn on decades of investing experience, strong cross-sector business expertise, and significant legal and regulatory knowledge to form a well-rounded assessment of HC2. Mr. Falcone and the Board can attempt to deflect attention away from themselves by trying to undermine us, but they cannot outrun their indefensible record of poor corporate stewardship.

In our view, the case for wholesale change atop HC2 is encapsulated by an examination of the Company’s total stockholder returns (“TSR”) over relevant periods.2 We believe the results speak for themselves:

•	1-year TSR: -33.43% vs. S&P 500 return of 29.68%, Russell 300 return of 28.72%, and 2019 proxy peer group[3] average return of 12.57%.
•	3-year TSR: -65.56% vs. S&P 500 return of 53.16%, Russell 3000 return of 50.34%, and 2019 proxy peer group average return of 13.77%.
•	5-year TSR: -71.97% vs. S&P 500 return of 80.79%, Russell 3000 return of 77.09%, and 2019 proxy peer group average return of 31.29%.
•	Falcone Tenure TSR: -35.14% vs. S&P 500 return of 101.82%, Russell 3000 return of 95.92%, and 2019 proxy peer group average return of 32.51%.

1 MG Capital Nominates Full Slate of Candidates for Election to HC2’s Board of Directors, February 18, 2020 (link).
2 Bloomberg; TSR reflects share price and performance up until January 14, 2020, which is the day before the Reporting Persons filed a 13D with the Securities and Exchange Commission. TSR assumes dividends reinvested.
3 The “2019 proxy peer group” includes: Cannae Holdings, Inc., Carlisle Companies, Inc., Compass Diversified Holdings, 2CSW Industrials, Inc., E.W. Scripps Co., Entravision Communications, Gannett Co., Inc., Legg Mason, Inc., Meredith Corp., Opko Health, Inc., Prestige Brands Holdings, Inc., Raven Industries Inc., Spectrum Brands Holdings and Steel Partners Holdings LP.

Given the risks posed by keeping HC2’s current leadership in place, MG Capital feels compelled to act on behalf of all stockholders by seeking to remove the incumbent Board and install a superior slate of directors—one that will be committed to an eradication of conflicts of interest, elimination of waste, and direct oversight of the implementation of a value-enhancing turnaround. Our world-class slate was assembled after comprehensive due diligence that involved analyzing the Board’s deficiencies and identifying HC2’s go-forward needs. Our nominees are:

Nominee	Select Experience	Notable Expertise and Skills
George R. Brokaw
•Private investor through several private and public investment vehicles
•Director of DISH Network Corporation (NASDAQ: DISH), Alico, Inc., and
 Consolidated Tomoka Inc.
•Former director at Highbridge Principal Strategies, LLC, Perry Capital, LLC,
  and Lazard Frères & Co. LLC
•Telecommunications •Corporate governance expert •Cross-sector M&A execution/diligence •JD and MBA
Kenneth S. Courtis	•Financial executive specializing in investment banking and governance •Chairman of Starfort Investment Holdings •Previously director of Goldman Sachs and Deutsche Bank Asia	•Corporate governance expert •Investment strategist with 30-year track record •MBA and Doctorate with honors
Michael Gorzynski	•Managing member of MG Capital Management, Ltd. •Previously investment manager in special situations at Third Point, LLC •Manager of dozens of large-scale bank and insurance company restructurings	•Insurance and banking •Seasoned investment manager •Debt restructuring expert •MBA
Robin Greenwood
•George Gund Professor of Finance and Banking and Head of the Finance Unit
 at Harvard Business School
•Member of Financial Advisory Roundtable of the Federal Reserve Bank of
         New York
•Research at the National Bureau of Economics Research
•Insurance •Financial industry expert •Seasoned business advisor •PhD in Economics, Harvard
Liesl Hickey	•Partner at Ascent Media •Senior advisor at Guide Post Strategies, Blitz Canvassing and Pathway Partners •Previously executive director of the National Republican Congressional Committee	•Regulatory insights •Political strategist •Policy advocacy •Fellow at the University of Chicago’s Institute of Politics
Jay Newman
•Managing member of Ginzan Management Ltd.
•Previously senior portfolio manager and member of the Management
 Committee at Elliott Management Corporation
•40 years of experience working in finance as a lawyer, investment banker and principal investor
•Cross-sector investing experience •Financial industry expert •Corporate governance expertise •Columbia Law School

In contrast to the incumbent Board, our slate possesses the diverse expertise, skillsets, and independent perspectives that a publicly-listed holding company needs. Our nominees can ensure that HC2’s success or failure is no longer tied to one underperforming and unreliable leader: Mr. Falcone. Although Mr. Falcone and the directors labeled as “independent” may try to refresh the Board or enact incremental improvements in the coming weeks, we firmly believe our slate offers the best path toward a better HC2. That is why we strongly discourage the Board from authorizing any knee-jerk divestitures or entrenchment maneuvers designed to upend corporate democracy in its favor.

While we are beginning to solicit support for our proposals, our six nominees have already been working together as a group—as if they were in the boardroom—to create a long-term strategy that will enhance stockholder value. We are focusing on initiatives that will address HC2’s conflict-ridden governance, haphazard divestitures, high debt, and fragmented approach to investing. We are also coming up with an appropriate and aligned management structure at the holding company level. Our goal is to share this wholistic strategy for a better HC2 in the near-term.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
MG Capital Management, Ltd. together with the other participants named herein (collectively, “MG Capital”), intends to file a preliminary proxy statement and an accompanying GREEN consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents for the election of its slate of director nominees at the upcoming 2020 annual meeting of stockholders of HC2 Holdings, Inc., a Delaware corporation (the “Company”).
THE NOMINATING STOCKHOLDER ADVISES ALL STOCKHOLDERS TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSNET STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' CONSENT SOLICITOR.
REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR: SARATOGA PROXY CONSULTING LLC (TEL: (888) 368-0379 OR (212) 257-1311; EMAIL: INFO@SARATOGAPROXY.COM)
The participants in the consent solicitation are anticipated to be MG Capital Management, Ltd., a Cayman Islands company limited by shares (“MG Capital”), Percy Rockdale LLC, a Michigan limited liability company (“Percy Rockdale”), Rio Royal LLC, a Delaware limited liability company (“Rio Royal”), Michael Gorzynski, a natural person, (“Mr. Gorzynski,” and, together with MG Capital, Percy Rockdale and Rio Royal, the “ MG Capital Participants”), George Brokaw, a natural person (“Mr. Brokaw”), Kenneth Courtis, a natural person (“Mr. Courtis”), Robin Greenwood, a natural person (“Mr. Greenwood”), Liesl Hickey, a natural person (“Ms. Hickey”), and Jay Newman, a natural person (“Mr. Newman” and together with Mr. Brokaw, Mr. Courtis, Mr. Greenwood, Mr. Gorzynski and Ms. Hickey, each a “Nominee” and collectively, the “Nominees”; the Nominees and the MG Capital Participants collectively, the “Participants”).
As of the date hereof, Percy Rockdale is the direct owner of 2,422,000 shares of common stock of the Company, $0.001 par value (“Common Stock”). As of the date hereof, the Rio Royal is the direct owner of 10,000 shares of Common Stock.  MG Capital Management, as the investment holding company of Rio Royal, may be deemed the beneficial owner of the 10,000 shares of Common Stock owned by Rio Royal. Mr. Gorzynski as the sole Manager of Percy Capital and the sole Director of MG Capital Management, may be deemed the beneficial owner of (i) the 2,422,000 shares of Common Stock owned by Percy Rockdale and (ii) the 10,000 shares of Common Stock owned by Rio Royal.  As of the date hereof, Mr. Brokaw is the beneficial owner of 26,001 shares of Common Stock.  As of the date hereof, Mr. Courtis is the beneficial owner of 237,336 shares of Common Stock.  Except as described herein, no other Participant beneficially owns any Common Stock as of the date hereof.

Contacts

For Investors:

Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills, 212-257-1311
jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com